AFC Gamma, Inc. Announces Financial Results for Fourth Quarter and Full Year 2023

Fourth quarter 2023 GAAP net loss of $(9.2) million or $(0.45) per basic weighted average common share and
Distributable Earnings(1) of $10.0 million or $0.49 per basic weighted average common share
Full year 2023 GAAP net income of $21.0 million or $1.02 per basic weighted average common share and
Distributable Earnings of $41.4 million or $2.04 per basic weighted average common share
Declared dividend of $0.48 per common share for first quarter 2024

WEST PALM BEACH, FL, March 7, 2024 (GLOBE NEWSWIRE) – AFC Gamma, Inc. (NASDAQ:AFCG) (“AFC Gamma” or the “Company”) today announced its results for the fourth quarter and year ended December 31, 2023.
AFC Gamma reported generally accepted accounting principles (“GAAP”) net loss of $(9.2) million or $(0.45) per basic weighted average common share and Distributable Earnings of $10.0 million or $0.49 per basic weighted average common share for the fourth quarter of 2023. The Company reported GAAP net income of $21.0 million or $1.02 per basic weighted average common share and Distributable Earnings of $41.4 million or $2.04 per basic weighted average common share for the full year 2023.
“AFC Gamma has made significant progress on portfolio management initiatives in the fourth quarter and into 2024 in spite of a challenging cannabis backdrop,” said Daniel Neville, the Company’s Chief Executive Officer. “Looking ahead to 2024, we are excited to return to being a pure play cannabis lender following the completion of the spin-off of our commercial real estate portfolio. We continue to see lending opportunities with the emergence of Cannabis 3.0 operators that have clean capital stacks and are looking to build or expand. As an early mover and one of the leading debt providers in the cannabis industry, AFC Gamma is uniquely positioned to capitalize on these opportunities and deploy capital at attractive risk-adjusted returns.”
Common Stock Dividend
On December 15, 2023, the Company’s Board of Directors declared a regular cash dividend of $0.48 per common share for the fourth quarter of 2023. For the fourth quarter of 2023, AFC Gamma distributed $9.8 million in dividends, or $0.48 per common share, compared to Distributable Earnings of $0.49 per basic weighted average common share for such period. For the full year 2023, AFC Gamma distributed $40.9 million in dividends, or $2.00 per common share, compared to Distributable Earnings of $2.04 per basic weighted average common share for such period.
On March 4, 2024, the Company’s Board of Directors declared a regular cash dividend of $0.48 per common share for the first quarter of 2024. The first quarter 2024 dividend will be payable on April 15, 2024 to common shareholders of record as of March 31, 2024.
2024 Annual Shareholders Meeting
The Company’s Board of Directors set May 23, 2024 as the date for the Company’s 2024 Annual Shareholders Meeting, with a record date of March 26, 2024.
1 Distributable Earnings is a non-GAAP financial measure. See the “Non-GAAP Metrics” section of this release for a reconciliation of GAAP Net Income to Distributable Earnings.

Additional Information
AFC Gamma issued a presentation of its fourth quarter and full year 2023 results, titled “Fourth Quarter and Annual 2023 Earnings Presentation,” which can be viewed at www.afcgamma.com under the Investor Relations section. The Company also filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, with the Securities and Exchange Commission on March 7, 2024.
AFC Gamma routinely posts important information for investors on its website, www.afcgamma.com. The Company intends to use this webpage as a means of disclosing material information, for complying with our disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. AFC Gamma encourages investors, analysts, the media and others interested in AFC Gamma to monitor the Investors section of its website, in addition to following its press releases, SEC filings, public conference calls, presentations, webcasts and other information posted from time to time on the website. To sign-up for email-notifications, please visit the “Email Alerts” section of the website under the “IR Resources” section.
Conference Call & Discussion of Financial Results
AFC Gamma, Inc. will host a conference call at 10:00 am (Eastern Time) on Thursday, March 7, 2024, to discuss its quarterly financial results. All interested parties are welcome to participate. The call will be available through a live audio webcast at the Investor Relations section of AFC Gamma’s website found here: AFC Gamma -- Investor Relations. To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The complete webcast will be archived for 90 days on the Investor Relations section of AFC Gamma’s website.
About AFC Gamma
AFC Gamma, Inc. (NASDAQ:AFCG) is a publicly-traded, institutional lender that originates, structures and underwrites loans secured by commercial real estate and other types of financing solutions. AFC Gamma targets direct lending and bridge loan opportunities typically ranging from $10 million to $100 million across multiple real estate sectors, with a specialization in lending to state-law compliant cannabis operators. It is based in West Palm Beach, Florida.
Non-GAAP Metrics
In addition to using certain financial metrics prepared in accordance with GAAP to evaluate our performance, we also use Distributable Earnings to evaluate our performance excluding the effects of certain transactions and GAAP adjustments we believe are not necessarily indicative of our current loan activity and operations. Distributable Earnings is a measure that is not prepared in accordance with GAAP. Distributable Earnings and the other capitalized terms not defined in this section have the meanings ascribed to such terms in our most-recently filed quarterly report. We use this non-GAAP financial measure both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that this non-GAAP financial measure and the information they provide are useful to investors since these measures permit investors and shareholders to assess the overall performance of our business using the same tools that our management uses to evaluate our past performance and prospects for future performance.
The determination of Distributable Earnings is substantially similar to the determination of Core Earnings under our Management Agreement, provided that Core Earnings is a component of the calculation of any Incentive Compensation earned under the Management Agreement for the applicable time period, and thus Core Earnings is calculated without giving effect to Incentive Compensation expense, while the calculation of Distributable Earnings account for any Incentive Compensation earned for such time period. We define Distributable Earnings as, for a specified period, the net income (loss) computed in accordance with GAAP, excluding (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss); provided that Distributable Earnings does not exclude, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash, (iv) increase (decrease) provision for current expected credit losses (“CECL”), (v) taxable

REIT (as defined below) subsidiary (“TRS”) (income) loss, net of any dividends received from TRS and (vi) one-time events pursuant to changes in GAAP and certain non-cash charges, in each case after discussions between our Manager and our independent directors and after approval by a majority of such independent directors.
We believe providing Distributable Earnings on a supplemental basis to our net income as determined in accordance with GAAP is helpful to shareholders in assessing the overall performance of our business. As a real estate investment trust (“REIT”), we are required to distribute at least 90% of our annual REIT taxable income, subject to certain adjustments, and to pay tax at regular corporate rates to the extent that we annually distribute less than 100% of such taxable income. Given these requirements and our belief that dividends are generally one of the principal reasons that shareholders invest in our common stock, we generally intend to attempt to pay dividends to our shareholders in an amount at least equal to such REIT taxable income, if and to the extent authorized by our Board of Directors. Distributable Earnings is one of many factors considered by our Board of Directors in authorizing dividends and, while not a direct measure of net taxable income, over time, the measure can be considered a useful indicator of our dividends.
Distributable Earnings is a non-GAAP financial measure and should not be considered as a substitute for GAAP net income. We caution readers that our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our reported Distributable Earnings may not be comparable to similar measures presented by other REITs.

AFC GAMMA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31, 2023	Year ended December 31, 2023
Revenue
Interest income	$17,553,220	$70,535,087
Interest expense	(1,580,594)	(6,357,457)
Net interest income	15,972,626	64,177,630
Expenses
Management and incentive fees, net (less rebate of $381,632 and $1,693,133, respectively)	3,471,726	14,064,305
General and administrative expenses	936,474	5,005,254
Stock-based compensation	302,787	1,008,148
Professional fees	352,433	1,488,410
Total expenses	5,063,420	21,566,117
Provision for current expected credit losses	(11,983,081)	(12,132,718)
Realized gains (losses) on sales of investments, net	(100,676)	(1,340,476)
Gain (loss) on extinguishment of debt	—	1,986,381
Change in unrealized gains (losses) on loans at fair value, net	(7,360,554)	(8,513,364)
Net income (loss) before income taxes	(8,535,105)	22,611,336
Income tax expense	653,378	1,659,337
Net income (loss)	$(9,188,483)	$20,951,999

Earnings per common share:
Basic earnings per common share (in dollars per share)	$(0.45)	$1.02
Diluted earnings per common share (in dollars per share)	$(0.45)	$1.02

Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding (in shares)	20,338,685	20,321,091
Diluted weighted average shares of common stock outstanding (in shares)	20,374,679	20,345,919
Dividends declared per share of common stock[2]	$0.48	$2.00

2 There is no assurance dividends will continue at these levels or at all.

The following table provides a reconciliation of GAAP Net Income to Distributable Earnings:

	Three months ended December 31, 2023	Year ended December 31, 2023
Net Income	$(9,188,483)	$20,951,999
Adjustments to net income:
Stock-based compensation expense	302,787	1,008,148
Depreciation and amortization	—	—
Unrealized (gains) losses or other non-cash items	7,360,554	8,513,364
Increase (decrease) in provision for current expected credit losses	11,983,081	12,132,718
TRS (income) loss, net of dividends	(442,262)	(1,158,946)
One-time events pursuant to changes in GAAP and certain non-cash charges	—	—
Distributable Earnings	$10,015,677	$41,447,283
Basic weighted average shares of common stock outstanding (in shares)	20,338,685	20,321,091
Distributable Earnings per weighted average share	$0.49	$2.04

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views and projections with respect to, among other things, future events and financial performance. Words such as “believes,” “expects,” “will,” “intends,” “plans,” “guidance,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements, including statements about our future growth and strategies for such growth, are subject to the inherent uncertainties in predicting future results and conditions and are not guarantees of future performance, conditions or results. Certain factors, including the ability of our manager to locate suitable loan opportunities for us, monitor and actively manage our loan portfolio and implement our investment strategy; the demand for commercial real estate investment and cannabis cultivation and processing facilities; management’s current estimate of expected credit losses and current expected credit loss reserve and other factors could cause actual results and performance to differ materially from those projected in these forward-looking statements. More information on these risks and other potential factors that could affect our business and financial results is included in AFC Gamma’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of AFC Gamma’s most recently filed periodic reports on Form 10-K and subsequent filings. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect AFC Gamma. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations
AFC GAMMA INVESTOR CONTACT:
Robyn Tannenbaum
(561) 510-2293
ir@afcgamma.com

AFC GAMMA MEDIA CONTACT:
Collected Strategies
Jim Golden / Jack Kelleher / Taylor Koedding
afcg-cs@collectedstrategies.com